EXHIBIT 99.1

First Niagara Reports Fourth Quarter and Full Year 2015 Results

  Fourth quarter operating earnings of $0.15 per diluted share
    Full Year 2015 operating earnings of $0.61 per diluted share
  Fourth quarter GAAP earnings of $0.12 per diluted share, including merger-related and restructuring expenses
    Full Year 2015 reported GAAP earnings of $0.54 per diluted share
  Average loans increased 6% annualized QOQ
    Average commercial loans (CRE and commercial business) up 6% annualized QOQ
    Indirect Auto and Home Equity loans drove 6% annualized increase in average consumer loans QOQ
  Average transactional deposit balances increased 14% annualized QOQ
    Average business noninterest-bearing deposit balances increased 12% annualized QOQ
    Average noninterest-bearing deposit balances increased 15% annualized QOQ
  Strong credit quality maintained
    Originated net charge-offs in 2015 averaged 0.32% of total originated loans, down 2 basis points YOY

BUFFALO, N.Y., Feb. 05, 2016 (GLOBE NEWSWIRE) -- First Niagara Financial Group, Inc. (NASDAQ:FNFG) today reported GAAP net income available to common shareholders of $43.3 million, or $0.12 per diluted share for the fourth quarter of 2015, compared to $52.9 million, or $0.15 per diluted share, for the quarter ended September 30, 2015. Excluding merger related and other non-operating items incurred during the fourth quarter of 2015, operating net income available to common shareholders was $55.3 million, or $0.15 per diluted share.

“We closed 2015 with strong core business fundamentals. Our fourth-quarter performance was highlighted by 6% annualized average commercial loan growth, 13% annualized growth in average checking account deposit balances, and stable credit metrics,” said Gary M. Crosby, President and Chief Executive Officer. “As we begin 2016, we remain focused on keeping our customers at the center of all we do and maintaining a strong competitive position. At the same time, the First Niagara team is also engaged with our counterparts at KeyCorp (Key) in integration planning to ensure that our customers move seamlessly over to Key following the legal closing of our merger. This compelling combination of financial institutions truly makes First Niagara and Key better together. Together we will better serve our customers, more efficiently and with a broader set of product features and functionalities. Together we will better serve and support the communities in which we operate and provide many team members with expanded career opportunities as part of a larger, more-diversified organization.”

“Our fourth quarter financial results reflect a 3% sequential increase in operating revenues driven by a 7% increase in noninterest income, stable net interest margin, and strong balance sheet growth,” said Gregory W. Norwood, Chief Financial Officer. “Over the past year, our team has been working diligently to improve the effectiveness of our internal controls and processes to address last year’s material weakness pertaining to the overstatement of the allowance for loan losses. Based on our assessment, this material weakness has been fully remediated.”

Full Year 2015 Results

For the full year ended December 31, 2015, the company reported GAAP net income available to common shareholders of $193 million, or $0.54 per diluted share, compared to a net loss of $745 million, or $(2.13) per share in 2014.  GAAP net income for 2015 was impacted by $21 million in pre-tax restructuring charges as well as $14 million in merger-related costs incurred in connection with the company’s merger agreement with KeyCorp that was announced on October 30, 2015. In 2014, GAAP net income was impacted by a pre-tax $1.1 billion non-cash goodwill impairment charge, $22 million in non-operating restructuring expenses and $22 million in reserves to address the previously disclosed process issue related to certain customer deposit accounts. Excluding these charges, non-GAAP operating net income available to common shareholders in 2015 was $0.61 per diluted share, compared to $0.70 per diluted share in 2014. The year-over-year performance reflects lower net interest income driven by the continued impact of reinvestments and re-pricing of assets in the current low interest rate and competitive pricing environment as well as $0.10 per diluted share of reduced benefits from the taxable reorganization of a subsidiary and tax credit investments, partially offset by strong balance sheet growth and lower provision for loan losses.

Average loans increased 5% in 2015, driven by a 5% increase in commercial loans and 6% increase in consumer loan categories. Average transactional deposits, which include interest-bearing and noninterest-bearing checking account balances, increased 7% on a year-over-year basis, driven by an 8% increase in non-interest bearing deposit balances and a 6% increase in interest-checking deposit balances.

Fourth Quarter Results

In the fourth quarter of 2015, First Niagara reported GAAP net income available to common shareholders of $43.3 million, or $0.12 per diluted share, compared to $52.9 million, or $0.15 per diluted share in the third quarter of 2015. Reported results in the fourth quarter of 2015 reflect pre-tax restructuring charges of $3 million and $14 million in merger related costs. Excluding these items, operating net income available to common shareholders was $55.3 million, or $0.15 per diluted share, and consistent with the third quarter of 2015.

Compared to the third quarter of 2015, the change in operating net income available to common shareholders was primarily driven by:

  A 1% increase in net interest income driven by a 5% annualized increase in average earning assets and greater benefits from prepayment income and purchase accounting accretion.
  A 7% increase in noninterest income driven by higher capital markets income, lower tax credit amortization, gain from the sale of a low-income housing property, and higher equity and investment gains.
  A $2 million or 1% increase in operating noninterest expenses primarily driven by higher marketing spend, valuation write-down of a real estate property, and other corporate expenses, partially offset by lower professional services expense.

In the fourth quarter of 2014, First Niagara reported GAAP net income available to common shareholders of $61.5 million, or $0.17 per diluted share. Results in the fourth quarter of 2014 included $9 million of pre-tax restructuring charges and a $23 million benefit from the reversal of reserves related to a previously disclosed process issue related to certain customer deposit accounts. Excluding these nonrecurring items, fourth quarter 2014 net income available to common shareholders was $53.2 million, or $0.15 per diluted share.

Compared to the fourth quarter of 2014, the change in operating net income available to common shareholders in the fourth quarter of 2015 was primarily driven by:

  A 1% decrease in net interest income driven by continued pressure on loan yields due to low interest rates and competitive pressures throughout 2015.
  A $13 million decrease in provision for loan losses from elevated levels in the prior year that included a $5 million reserve to cover exposure to borrowers servicing the energy sector and a $5 million impairment on a commercial loan that was sold in March 2015.
  A 16% increase in noninterest income, driven primarily by lower tax credit amortization.
  Modestly lower noninterest expense as increases in salaries and benefits expense and technology & communications expenses were offset by declines in most other expense categories.
  Higher tax rate reflecting lower benefits from the taxable reorganization of a subsidiary and tax credit investments.

Operating Results (Non-GAAP)	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Q4 2014
Net interest income	$266.5	$263.5	$263.1	$262.9	$269.8
Provision for credit losses	22.9	19.8	20.8	12.8	35.7
Noninterest income	89.4	83.4	86.6	82.2	77.2
Noninterest expense	247.4	245.4	247.9	243.5	248.2
Operating net income	62.8	60.5	61.0	62.2	60.7
Preferred stock dividend	7.5	7.5	7.5	7.5	7.5
Operating net income available to common	$55.3	$52.9	$53.5	$54.7	$53.2
Weighted average diluted shares outstanding	353.8	353.2	352.8	352.6	352.2
Operating earnings per diluted share	$0.15	$0.15	$0.15	$0.15	$0.15

Reported Results (GAAP)	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Q4 2014
Operating net income before non-op. items	$62.8	$60.5	$61.0	$62.2	$60.7
Non-operating items (a)	12.0	-	-	10.9	(8.4)
Net Income	50.8	60.5	61.0	51.4	69.1
Preferred stock dividend	7.5	7.5	7.5	7.5	7.5
Net income available to common	$43.3	$52.9	$53.5	$43.8	$61.5
Weighted average diluted shares outstanding	353.8	353.2	352.8	352.6	352.2
Earnings per diluted share	$0.12	$0.15	$0.15	$0.12	$0.17

All amounts in millions except earnings per diluted share.

(a) Q4 2015: Non-operating charges primarily comprised of merger related costs including investment banker and other professional services fees, employee retention expenses, classification of compensation of certain personnel dedicated to merger integration efforts as well as third-party professional fees incurred in connection with the overstatement of allowance resulting from mid-level employee misconduct, net of taxes.
Q1 2015: Non-operating charges primarily related to staffing realignment, branch consolidations and third-party professional fees incurred in connection with the overstatement of allowance resulting from mid-level employee misconduct, net of taxes.
Q4 2014: Benefit from reversal of process issue reserve related to certain customer deposit accounts less severance and other restructuring charges related to Organizational Simplification initiative, net of taxes.

Loans

Average loans increased 6% annualized from the prior quarter to $23.8 billion, driven primarily by increases in the company’s commercial real estate (CRE), indirect auto and home equity loan portfolios. On an end-of-period basis, total loans increased 6% annualized from the prior quarter driven by a 14% annualized increase in CRE loans.

Average commercial loans, which include commercial business (C&I) and commercial real estate (CRE) loans, increased 6% annualized from prior quarter to $14.4 billion, primarily driven by growth in the company’s Tri-State and New England footprint.

  Average CRE loans increased 10% annualized from the prior quarter to $8.5 billion driven by commercial mortgage and construction lending offset by borrower prepayments.
  Average C&I loans averaged $6.0 billion and were flat to the prior quarter reflecting higher pay-down activity.

Average consumer loans increased 6% annualized from prior quarter to $9.3 billion.

  Average indirect auto loan balances increased 13% annualized or by $76 million to $2.4 billion, as strong new origination activity was partially offset by increased pay-downs. Indirect auto originations during the quarter totaled $295 million. New originations in the fourth quarter yielded 3.30%, net of dealer reserve, compared to 3.42% on originations in the prior quarter.
  Average residential real estate loans increased 1% annualized.
  Home equity balances increased for the eleventh consecutive quarter to $3.1 billion, or 7% annualized from the prior quarter reflecting higher customer draws as well as the benefits of promotional and cross-sell campaigns.

Average Loans	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Q4 2014
Commercial real estate	$8,476	$8,277	$8,257	$8,263	$8,087
Commercial business	5,971	5,972	5,830	5,797	5,791
Total commercial	14,447	14,249	14,087	14,060	13,878
Residential real estate	3,346	3,338	3,326	3,338	3,364
Home equity	3,052	3,001	2,963	2,939	2,912
Indirect auto	2,369	2,293	2,238	2,187	2,132
Credit cards	305	306	304	311	314
Other consumer	250	255	260	275	283
Total consumer	9,322	9,193	9,091	9,050	9,005
Total loans	$23,769	$23,442	$23,178	$23,110	$22,883

All amounts in millions.

Credit Quality

At December 31, 2015, the allowance for loan losses was $242 million, compared to $239 million at September 30, 2015.  In the fourth quarter, provision for loan losses totaled $22.4 million, compared to $19.3 million in the prior quarter. Nonperforming assets comprised 0.58% of total assets, unchanged from September 30, 2015.

Information for both the originated and acquired portfolios follows.

	Q4 2015			Q3 2015
$ in millions	Originated	Acquired	Total	Originated	Acquired	Total
Provision for loan losses*	$22.4	$0.0	$22.4	$20.7	$(1.4)	$19.3
Net charge-offs	19.1	0.0	19.1	15.5	0.6	16.2
NCOs/ Avg Loans	0.37%	0.00%	0.32%	0.31%	0.08%	0.28%
Total loans**	$21,101	$2,937	$24,038	$20,592	$3,075	$23,666
Allowance	$236.7	$5.3	$242.0	$233.4	$5.3	$238.7
Allowance/Loans	1.12%	0.18%	1.01%	1.13%	0.17%	1.01%
Nonperforming Loans	$188.2	$25.3	$213.6	$185.6	$25.4	$210.9
NPLs/ Loans	0.89%	0.86%	0.89%	0.90%	0.82%	0.89%
Criticized	$761.6	$183.2	$944.8	$684.9	$173.4	$858.2
Criticized as % of Loans	3.61%	6.24%	3.93%	3.33%	5.64%	3.62%
Classified	$450.7	$152.2	$602.9	$449.5	$142.2	$591.8
Classified as % of Loans	2.14%	5.18%	2.51%	2.18%	4.63%	2.50%

(*) Excludes provision for unfunded commitments $0.5 million each in 4Q15 and 3Q15
(**) Acquired loans net of associated credit discount; see accompanying tables for further information

Originated loans

The provision for loan losses on originated loans totaled $22 million, compared to $21 million in the third quarter of 2015. Originated net charge-offs in the fourth quarter equaled $19 million or 37 basis points of average originated loans, up from 31 basis points in the third quarter of 2015. The increase in net charge-offs were primarily driven by confirmation of losses on two commercial credits, including one serving the energy sector, that had been previously provided for as of September 30, 2015. In 2015, originated net charge-offs equaled 32 basis points of average loans, down 2 basis points from 34 basis points in 2014.

At December 31, 2015, nonperforming originated loans totaled $188 million, or 0.89% of originated loans, compared to 0.90% at September 30, 2015.  At December 31, 2015, the allowance for loan losses on originated loans totaled $237 million or 1.12% of such loans, compared to $233 million or 1.13% of such loans at September 30, 2015. The modest decline in allowance coverage ratio reflects the impact of charge-offs during the fourth quarter that were previously provided for as of September 30, 2015.

Acquired loans

In the fourth quarter of 2015, provision for losses on acquired loans totaled zero, compared to a $1 million recovery in the third quarter of 2015.  Net charge-offs on the acquired portfolio were zero, compared to $0.6 million of net charge-offs in the prior quarter.  At December 31, 2015, the allowance for loan losses on acquired loans totaled $5 million, unchanged from September 30, 2015. Acquired nonperforming loans totaled $25 million, unchanged from the prior quarter.  At December 31, 2015, remaining credit marks available to absorb losses on a pool-by-pool basis totaled $62 million.

Deposits

Average deposits increased 3% annualized from the prior quarter to $28.8 billion.

  Non-interest checking deposit balances averaged $5.9 billion, up 15% annualized from the prior quarter and 7% from the year-ago period driven by higher business and municipal deposit balances.
  Average transactional deposit balances, which include interest-bearing and noninterest-bearing checking account balances, increased 14% annualized and currently represents 39% of the company’s deposit balances.
  The 13% sequential increase in interest-checking deposit balances reflects seasonally strong municipal deposit balances.
  Money market deposit balances increased 12% annualized, reflecting the benefits of promotional marketing and pricing campaigns and seasonally strong municipal deposit balances.
  Average savings balances decreased 7% annualized from the prior quarter driven by lower customer balances and seasonality.
  Time deposits decreased 45% annualized to $3.5 billion, driven by a $414 million decrease in brokered certificate of deposit balances.

Average Deposits	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Q4 2014
Noninterest-bearing deposits	$5,868	$5,661	$5,427	$5,430	$5,485
Savings accounts	3,364	3,427	3,494	3,432	3,447
Interest-bearing checking	5,333	5,165	5,131	5,001	5,049
Money market deposits	10,719	10,403	10,251	10,132	10,037
Certificates of deposit	3,515	3,962	3,917	3,778	3,888
Total deposits	$28,799	$28,618	$28,220	$27,773	$27,906

All amounts in millions.

Net Interest Income

Fourth quarter 2015 GAAP net interest income of $267 million increased $3 million, or 1%, from the prior quarter, driven in part by earning asset growth and greater benefits from prepayment income and purchase accounting accretion. Reported net interest margin of 2.98% was unchanged sequentially.

  Yields on loans increased 1 basis point to 3.65% primarily reflecting higher prepayment income and purchase accounting accretion and offset by continued pressure on loan yields due to low interest rates and competitive pressures.
  Yields on investment securities decreased 2 basis points to 2.90% reflecting lower collateralized loan obligations (CLO) pay-off discount accretion income.
  The average cost of interest-bearing deposits increased 1 basis point from the prior quarter to 0.30%.

Net Interest Income (Tax Equivalent)	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Q4 2014
Quarter as Reported	$271.7	$268.5	$268.0	$267.8	$274.8
Less: CLO pay-off discount recognition	-	(1.2)	(2.3)	-	(0.7)
Less: Accelerated CMBS prepayment	-	-	-	-	(0.5)
Add: CMO Retroactive premium amortization	-	-	1.1	-	1.0
Add: CRE prepayment penalties	(0.5)	-	-	-	(0.2)
Less: Early loan payoffs	-	-	(1.7)	-	-
Less: Other miscellaneous items	(0.5)	-	-	-	-
Sub-Total	(1.0)	(1.2)	(2.9)	-	(1.4)
Normalized Net Interest Income	$270.7	$267.3	$265.1	$267.8	$273.4

All amounts in millions.

Net Interest Margin (Tax Equivalent)	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Q4 2014
Quarter as Reported	2.98%	2.98%	3.02%	3.07%	3.11%
Less: CLO pay-off discount recognition	-	(0.01)%	(0.03)%	-	(0.01)%
Less: Accelerated CMBS prepayment	-	-	-	-	(0.01)%
Add: CMO Retroactive premium amortization	-	-	0.01%	-	0.01%
Add: CRE prepayment penalties	(0.01)%	-	-	-	(0.01)%
Less: Early loan payoffs	-	-	(0.02%)	-	-
Less: Other miscellaneous items	(0.01)%	-	-	-	-
Sub-Total	(0.02)%	(0.01)%	(0.03)%	-	(0.02%)
Normalized Net Interest Margin	2.96%	2.97%	2.99%	3.07%	3.09%

Noninterest Income

Fourth quarter 2015 noninterest income of $89 million increased 7% or $6 million compared to the prior quarter.

  Deposit service charges and wealth management revenues were largely unchanged from prior quarter.
  Insurance commissions decreased $3 million driven primarily by seasonally lower renewal volumes during the fourth quarter.
  Merchant and card fees decreased 1% driven by lower debit card interchange revenues.
  Capital markets income, which includes income from derivatives and syndications, increased $4 million, primarily driven by strong derivative activity in the fourth quarter as well as the impact of a favorable credit valuation adjustment on interest rate swap assets.
  Mortgage banking revenues were modestly lower from the prior quarter reflecting lower locked volumes and gain-on-sale margins offset by a $1 million repurchase reserve reversal.
  Other noninterest income increased $5 million from the prior quarter due to lower tax credit amortization, gain from the sale of a low-income housing property, and higher equity and investment gains.

Noninterest Income	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Q4 2014
Deposit service charges	$22.9	$22.9	$22.2	$20.4	$22.6
Insurance commissions	14.9	18.3	17.1	15.7	14.8
Merchant and card fees	13.3	13.4	13.3	11.9	13.0
Wealth management services	14.6	14.6	15.7	14.7	14.4
Mortgage banking	4.9	5.1	5.8	4.9	4.6
Capital markets income	6.6	2.6	5.3	4.2	8.3
Lending and leasing	4.2	4.5	4.0	4.4	4.6
Bank owned life insurance	3.3	2.8	3.2	3.6	3.2
Other income	4.7	(0.7)	0.1	2.6	(8.3)
Total noninterest income	$89.4	$83.4	$86.6	$82.2	$77.2

All amounts in millions.

Noninterest Expense

Operating noninterest expenses totaled $247 million in the fourth quarter of 2015, or 1% higher than third quarter 2015 levels. The quarter-over-quarter increase was primarily driven by higher marketing spend and higher levels of other noninterest expense.

  Salaries and benefits expense of $113 million decreased modestly compared to the prior quarter as higher medical costs were offset by lower incentive compensation expenses.
  Occupancy and equipment expense increased 2%, due primarily to higher rent and building maintenance expenses.
  Marketing and advertising spend increased $1 million from third quarter levels due to timing of promotional campaigns.
  Professional services fees decreased $3 million from third quarter levels due primarily to lower spend on vendor and other consulting fees.
  Other expenses increased $3 million sequentially driven in part by higher other real estate (ORE) valuation write-downs, litigation expenses, and new credit and debit card issuance costs.

Operating Noninterest Expense (Non-GAAP)*	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Q4 2014
Salaries and employee benefits	$113.1	$113.8	$113.6	$112.0	$111.0
Occupancy and equipment	26.0	25.5	26.0	27.3	28.4
Technology and communications	38.2	38.3	36.5	35.1	33.9
Marketing and advertising	9.7	8.4	10.3	9.9	11.6
Professional services	15.4	18.1	16.3	13.1	16.6
Amortization of intangibles	4.0	4.0	5.1	6.2	6.4
Federal deposit insurance premiums	10.4	10.0	11.8	11.2	11.9
Other expense	30.7	27.3	28.4	28.9	28.4
Total operating noninterest expense	$247.4	$245.4	$247.9	$243.5	$248.2

*All amounts in millions. See appendix for reconciliation of GAAP to Non-GAAP amounts

In the fourth quarter of 2015, the operating efficiency ratio improved to 69.5%, compared to 70.7% in the prior quarter.

Capital

Beginning in the first quarter of 2015, all regulatory capital ratios and amounts were calculated under the Basel III standardized transitional approach. At December 31, 2015, the company’s consolidated Total Risk Based capital and Common Equity Tier 1 capital ratios were 12.0% and 8.6%, respectively, unchanged from September 30, 2015. The company remains well above current regulatory guidelines for well-capitalized institutions.

About First Niagara

First Niagara, through its wholly owned subsidiary, First Niagara Bank, N.A., is a multi-state community-oriented bank with approximately 390 branches, $40 billion in assets, $29 billion in deposits, and approximately 5,400 employees providing financial services to individuals, families and businesses across New York, Pennsylvania, Connecticut and Massachusetts. For more information, visit www.firstniagara.com.

Safe Harbor Statement

Non-GAAP Measures - This news release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  The company believes that non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the company, and facilitate investors’ assessments of business and performance trends in comparison to others in the financial services industry.  In addition, the company believes the exclusion of these non-operating items enables management to perform a more effective evaluation and comparison of the company’s results and to assess performance in relation to the company’s ongoing operations.  These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.  Where non-GAAP disclosures are used in this news release, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this document.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the company.  These forward-looking statements involve certain risks and uncertainties.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) impact of the pending merger agreement on customers and employees; and (7) ability to consummate the merger transaction with KeyCorp on a timely basis or at all.

First Niagara Financial Group, Inc.
Income Statement Highlights - Reported Basis
(in thousands, except per share amounts)

	2015				2014		For year ending
	Fourth	Third	Second	First	Fourth	Third	December 31,	December 31,
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2015	2014

Interest income:
Loans and leases	$214,945	$211,407	$211,899	$210,371	$214,609	$212,452	$848,622	$846,923
Investment securities and other	88,825	87,914	86,356	86,280	86,919	91,668	349,375	360,574
Total interest income	303,770	299,321	298,255	296,651	301,528	304,120	1,197,997	1,207,497

Interest expense:
Deposits	17,147	17,040	16,568	15,344	14,295	13,590	66,099	53,304
Borrowings	20,074	18,790	18,577	18,363	17,450	17,251	75,804	68,572
Total interest expense	37,221	35,830	35,145	33,707	31,745	30,841	141,903	121,876

Net interest income	266,549	263,491	263,110	262,944	269,783	273,279	1,056,094	1,085,621
Provision for credit losses	22,900	19,768	20,756	12,765	35,706	16,700	76,189	95,906
Net interest income after provision	243,649	243,723	242,354	250,179	234,077	256,579	979,905	989,715

Noninterest income:
Deposit service charges	22,919	22,944	22,208	20,389	22,611	20,373	88,460	90,073
Insurance commissions	14,920	18,252	17,060	15,714	14,764	18,352	65,946	66,150
Merchant and card fees	13,318	13,423	13,317	11,907	13,043	12,991	51,965	50,372
Wealth management services	14,567	14,572	15,718	14,650	14,404	15,367	59,507	61,307
Mortgage banking	4,894	5,070	5,783	4,887	4,600	4,358	20,634	17,595
Capital markets income	6,580	2,608	5,284	4,152	8,312	3,509	18,624	18,361
Lending and leasing	4,248	4,487	3,998	4,353	4,567	3,914	17,086	17,893
Bank owned life insurance	3,259	2,819	3,160	3,592	3,187	3,080	12,830	14,817
Other income	4,696	(732)	79	2,600	(8,311)	(6,552)	6,643	(26,418)
Total noninterest income	89,401	83,443	86,607	82,244	77,177	75,392	341,695	310,150

Noninterest expense:
Salaries and employee benefits	113,063	113,794	113,561	111,973	110,985	116,245	452,391	462,898
Occupancy and equipment	25,961	25,538	26,021	27,332	28,379	27,450	104,852	112,258
Technology and communications	38,232	38,301	36,486	35,061	33,940	31,465	148,080	126,890
Marketing and advertising	9,719	8,445	10,297	9,863	11,584	7,746	38,324	35,133
Professional services	15,361	18,052	16,321	13,070	16,644	13,988	62,804	55,584
Amortization of intangibles	3,972	4,001	5,092	6,205	6,432	6,521	19,270	27,252
Federal deposit insurance premiums	10,383	10,026	11,750	11,158	11,911	9,579	43,317	40,101
Restructuring charges	3,378	-	-	17,517	9,066	2,364	20,895	21,786
Goodwill impairment	-	-	-	-	-	1,100,000	-	1,100,000
Deposit account remediation	-	-	-	-	(23,000)	45,000	-	22,000
Merger and acquisition integration expenses	14,198	-	-	-	-	-	14,198	-
Other expense	30,728	27,276	28,371	28,859	28,371	36,467	115,234	120,086
Total noninterest expense	264,995	245,433	247,899	261,038	234,312	1,396,825	1,019,365	2,123,988

Income (loss) before income tax	68,055	81,733	81,062	71,385	76,942	(1,064,854)	302,235	(824,123)
Income tax expense (benefit)	17,255	21,251	20,052	20,000	7,875	(144,808)	78,558	(109,229)
Net income (loss)	50,800	60,482	61,010	51,385	69,067	(920,046)	223,677	(714,894)
Preferred stock dividend	7,547	7,547	7,547	7,547	7,547	7,547	30,188	30,188
Net income (loss) available to common stockholders	$43,253	$52,935	$53,463	$43,838	$61,520	$(927,593)	$193,489	$(745,082)

Financial Ratios:
Earnings (loss) per basic share	$0.12	$0.15	$0.15	$0.12	$0.17	$(2.65)	$0.55	(2.13)
Earnings (loss) per diluted share	$0.12	$0.15	$0.15	$0.12	$0.17	$(2.65)	$0.54	(2.13)
Weighted average shares outstanding - basic(1)	351,306	351,293	351,126	350,741	350,444	350,381	351,119	350,237
Weighted average shares outstanding - diluted(1)	353,797	353,248	352,791	352,621	352,152	350,381	353,040	350,237
Net revenue(2)	$355,950	$346,934	$349,717	$345,188	$346,960	$348,671	$1,397,789	$1,395,771
Noninterest income as a percentage of net revenue(2)	25.12%	24.05%	24.76%	23.83%	22.24%	21.62%	24.45%	22.22%
Pre-tax, pre-provision income (loss)(3)	$90,955	$101,501	$101,818	$84,150	$112,648	$(1,048,154)	$378,424	$(728,217)
Pre-tax, pre-provision income per diluted share(3)	$0.26	$0.29	$0.29	$0.24	$0.32	$(2.99)	$1.07	$(2.08)
Pre-tax, pre-provision return on average assets(3)	0.91%	1.03%	1.05%	0.88%	1.17%	(10.8)%	0.97%	(1.91)%
Net interest margin(4)	2.98%	2.98%	3.02%	3.07%	3.11%	3.21%	3.01%	3.23%
Interest yield on average loans(4)	3.65%	3.64%	3.73%	3.75%	3.78%	3.80%	3.69%	3.86%
Rate paid on interest-bearing liabilities	0.51%	0.50%	0.49%	0.48%	0.45%	0.44%	0.49%	0.44%
Efficiency ratio	74.45%	70.74%	70.89%	75.62%	67.53%	400.61%	72.93%	152.17%
Expenses as a percentage of average loans and deposits	2.0%	1.9%	1.9%	2.1%	1.8%	11.2%	2.0%	4.3%
Effective tax rate (benefit)	25.40%	26.00%	24.70%	28.00%	10.20%	(13.60)%	26.00%	(13.30)%
Return on average assets(5)	0.51%	0.61%	0.63%	0.54%	0.72%	(9.46)%	0.57%	(1.87)%
Return on average equity(5)	4.85%	5.78%	5.90%	5.05%	6.62%	(71.57)%	5.40%	(14.79)%
Return on average tangible equity(3)(5)	7.32%	8.73%	8.94%	7.68%	10.07%	(141.16)%	8.17%	(27.66)%
Return on average common equity	4.50%	5.51%	5.63%	4.69%	6.42%	(77.27)%	5.08%	(16.57)%
Return on average tangible common equity(3)	7.10%	8.72%	8.94%	7.48%	10.24%	(163.71)%	8.06%	(33.16)%

(1)	Share count excludes unallocated ESOP shares prior to January 1, 2015 and unvested restricted stock shares.
(2)	Net revenue is comprised of net interest income and noninterest income.
(3)	The tables in this earnings release present the computation of earnings and certain other ratios using non-GAAP financial measures, which we believe provide investors with information that is useful in understanding our financial performance and position. See Appendix A for further detail.
(4)	Yields and rates calculated on a tax equivalent basis.
(5)	Return used to calculate ratio excludes preferred stock dividend.

First Niagara Financial Group, Inc.
Period End Balance Sheet
(in thousands)

	2015				2014
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,

Cash and cash equivalents	$672,243	$420,289	$527,323	$387,676	$420,033	$451,313
Investment securities:
Available for sale	5,471,291	5,725,608	5,750,860	5,911,419	5,915,338	6,198,140
Held to maturity	6,387,689	6,280,049	6,169,838	6,214,561	5,941,621	5,351,977
FHLB and FRB common stock	410,452	373,066	379,135	375,090	411,857	389,870
Total investment securities	12,269,432	12,378,723	12,299,833	12,501,070	12,268,816	11,939,987
Loans held for sale	46,096	51,056	59,816	48,755	39,825	31,245
Loans and leases:
Commercial:
Real estate	8,652,255	8,365,808	8,312,332	8,287,108	8,204,027	8,013,622
Business	6,013,217	6,031,358	5,923,524	5,790,980	5,775,413	5,836,235
Total commercial loans	14,665,472	14,397,166	14,235,856	14,078,088	13,979,440	13,849,857
Consumer:
Residential real estate	3,354,639	3,345,701	3,329,799	3,330,216	3,353,081	3,360,805
Home equity	3,068,962	3,032,618	2,984,872	2,943,844	2,936,123	2,886,655
Indirect auto	2,393,105	2,330,826	2,256,004	2,200,913	2,166,320	2,073,843
Credit cards	310,813	305,779	304,682	301,228	324,113	312,549
Other consumer	244,935	254,109	257,204	263,985	278,305	286,140
Total consumer loans	9,372,454	9,269,033	9,132,561	9,040,186	9,057,942	8,919,992
Total loans and leases	24,037,926	23,666,199	23,368,417	23,118,274	23,037,382	22,769,849
Allowance for loan losses	242,036	238,700	235,600	231,138	234,251	222,753
Loans and leases, net	23,795,890	23,427,499	23,132,817	22,887,136	22,803,131	22,547,096
Bank owned life insurance	436,709	434,263	431,335	428,454	426,192	423,376
Goodwill and other intangibles	1,396,227	1,400,199	1,404,201	1,410,800	1,417,005	1,423,437
Other assets	1,301,789	1,301,152	1,208,218	1,243,588	1,176,036	1,155,588
Total assets	$39,918,386	$39,413,181	$39,063,543	$38,907,479	$38,551,038	$37,972,042

Deposits:
Savings accounts	$3,389,728	$3,359,320	$3,483,777	$3,488,441	$3,451,616	$3,458,661
Interest-bearing checking	5,478,947	5,285,987	5,088,856	5,158,264	5,084,456	5,055,458
Money market deposits	10,653,792	10,483,721	10,303,873	10,368,358	9,962,220	9,894,346
Noninterest-bearing deposits	5,834,534	5,813,571	5,549,944	5,500,484	5,407,382	5,308,736
Certificates of deposit	3,343,878	3,873,521	4,020,367	3,734,226	3,875,563	3,952,879
Total deposits	28,700,879	28,816,120	28,446,817	28,249,773	27,781,237	27,670,080

Short-term borrowings	4,348,586	4,086,415	4,275,886	4,739,264	5,471,974	4,928,762
Long-term borrowings	2,308,101	1,783,402	1,683,476	1,233,550	733,620	733,684
Other liabilities	434,492	587,867	536,239	559,646	471,449	543,813
Total liabilities	35,792,058	35,273,804	34,942,418	34,782,233	34,458,280	33,876,339
Preferred stockholders' equity	338,002	338,002	338,002	338,002	338,002	338,002
Common stockholders' equity	3,788,326	3,801,375	3,783,123	3,787,244	3,754,756	3,757,701
Total stockholders' equity	4,126,328	4,139,377	4,121,125	4,125,246	4,092,758	4,095,703
Total liabilities and stockholders' equity	$39,918,386	$39,413,181	$39,063,543	$38,907,479	$38,551,038	$37,972,042

Selected balance sheet information:
Total interest-earning assets(1)	$36,677,134	$36,099,580	$35,813,498	$35,594,208	$35,310,447	$34,720,650
Total interest-bearing liabilities	29,523,032	28,872,365	28,856,235	28,722,103	28,579,449	28,023,790
Net interest-earning assets	$7,154,102	$7,227,215	$6,957,263	$6,872,105	$6,730,998	$6,696,860

Tangible common equity(1)(2)	$2,392,099	$2,401,176	$2,378,922	$2,376,444	$2,337,751	$2,334,263
Unrealized gain on available for sale securities, net of tax(3)	(9,577)	29,877	37,464	68,194	52,244	55,052

Total core deposits	$25,357,001	$24,942,599	$24,426,450	$24,515,547	$23,905,674	$23,717,201

Originated loans(4)	$21,101,040	$20,591,532	$19,929,719	$19,528,609	$19,295,553	$18,841,896
Acquired loans(5)	2,998,530	3,138,568	3,517,525	3,681,354	3,834,931	4,028,091
Credit related discount on acquired loans(6)	(61,644)	(63,901)	(78,827)	(91,689)	(93,102)	(100,138)
Total Loans	$24,037,926	$23,666,199	$23,368,417	$23,118,274	$23,037,382	$22,769,849

(1)	Includes interest bearing cash and cash equivalents, investment securities at amortized cost, loans held for sale, and total loans and leases.
(2)	The tables in this earnings release present the computation of earnings and certain other ratios using non-GAAP financial measures, which we believe provide investors with information that is useful in understanding our financial performance and position. See Appendix A for further detail.
(3)	Excludes unamortized unrealized gains recorded in accumulated other comprehensive income related to available for sale securities transferred to held to maturity.
(4)	Originated loans represent total loans excluding acquired loans.
(5)	Carrying value of acquired loans plus the principal not expected to be collected.
(6)	Principal on acquired loans not expected to be collected.

First Niagara Financial Group, Inc.
Average Balance Sheet and Related Tax Equivalent Yields & Rates
(in millions)
	For the three months ended									For year ending
	December 31, 2015			September 30, 2015			December 31, 2014			December 31, 2015			December 31, 2014
	Average	Interest(1)	Yields	Average	Interest(1)	Yields	Average	Interest(1)	Yields	Average	Interest(1)	Yields	Average	Interest(1)	Yields
	Balances		and Rates(1)	Balances		and Rates(1)	Balances		and Rates(1)	Balances		and Rates(1)	Balances		and Rates(1)

Interest-earning assets:
Loans and leases(2)
Commercial:
Real estate	$8,476	$77	3.57%	$8,277	$74	3.52%	$8,087	$76	3.68%	$8,319	$302	3.57%	$7,944	$302	3.75%
Business	5,971	50	3.28	5,972	50	3.26	5,791	51	3.43	5,893	201	3.36	5,617	200	3.51
Total commercial loans	14,447	127	3.45	14,249	124	3.41	13,878	127	3.58	14,212	503	3.49	13,561	502	3.65
Consumer:
Residential real estate	3,346	31	3.65	3,338	31	3.70	3,364	32	3.79	3,337	123	3.70	3,373	129	3.81
Home equity	3,052	29	3.80	3,001	29	3.82	2,912	29	3.94	2,989	115	3.85	2,832	114	4.03
Indirect auto	2,369	17	2.90	2,293	17	2.86	2,132	15	2.82	2,272	64	2.82	1,870	53	2.86
Credit cards	305	9	11.45	306	9	11.44	314	9	11.47	306	35	11.51	312	36	11.50
Other consumer	250	5	8.50	255	5	8.57	283	6	8.47	260	22	8.51	290	25	8.55
Total consumer loans	9,322	91	3.88	9,193	91	3.91	9,005	91	4.01	9,164	359	3.93	8,677	357	4.11
Total loans and leases	23,769	218	3.65	23,442	215	3.64	22,883	218	3.78	23,376	862	3.69	22,238	859	3.86
Residential MBS	7,705	47	2.44	7,478	45	2.40	6,892	43	2.51	7,437	179	2.41	6,274	164	2.61
Commercial MBS	1,126	12	4.31	1,212	12	3.88	1,512	13	3.37	1,262	47	3.69	1,595	53	3.35
Other investment securities (3)	3,540	31	3.47	3,518	32	3.68	3,585	32	3.59	3,555	128	3.61	3,994	149	3.72
Total securities, at amortized cost	12,371	90	2.90	12,208	89	2.92	11,989	88	2.94	12,254	354	2.89	11,863	366	3.09
Money market and other investments	88	1	2.29	109	1	1.92	161	-	1.21	114	2	1.60	134	2	1.58
Total interest-earning assets	36,228	$309	3.38%	35,759	$305	3.38%	35,033	$307	3.47%	35,744	$1,218	3.41%	34,235	$1,227	3.58%
Goodwill and other intangibles	1,398			1,402			1,420			1,405			2,249
Other noninterest-earning assets	1,951			1,890			1,865			1,915			1,736

Total assets	$39,577			$39,051			$38,318			$39,064			$38,220

Interest-bearing liabilities:
Deposits
Savings accounts	$3,364	$1	0.09%	$3,427	$1	0.10%	$3,447	$1	0.09%	$3,429	$3	0.09%	$3,571	$3	0.09%
Interest-bearing checking	5,333	-	0.03	5,165	-	0.03	5,049	-	0.03	5,159	2	0.03	4,857	2	0.03
Money market deposits	10,719	8	0.30	10,403	8	0.29	10,037	6	0.24	10,378	30	0.29	9,944	22	0.22
Certificates of deposit	3,515	8	0.89	3,962	8	0.81	3,888	7	0.72	3,792	31	0.84	3,870	27	0.69
Total interest bearing deposits	22,931	17	0.30%	22,957	17	0.29%	22,421	14	0.25%	22,758	66	0.29%	22,241	53	0.24%
Borrowings
Short-term borrowings	4,014	6	0.56%	3,953	5	0.50%	4,917	5	0.43%	4,399	22	0.50%	4,678	20	0.43%
Long-term borrowings	1,971	14	2.89	1,693	14	3.24	734	12	6.56	1,515	54	3.56	733	48	6.61
Total borrowings	5,985	20	1.33	5,646	19	1.32	5,651	17	1.23	5,914	76	1.28	5,411	69	1.27
Total interest-bearing liabilities	28,916	$37	0.51%	28,603	$36	0.50%	28,072	$32	0.45%	28,672	$142	0.49%	27,653	$122	0.44%
Noninterest-bearing deposits	5,868			5,661			5,485			5,598			5,173
Other noninterest-bearing liabilities	640			637			620			650			560
Total liabilities	35,424			34,901			34,177			34,920			33,386
Total stockholders' equity	4,153			4,150			4,141			4,144			4,834
Total liabilities and stockholders' equity	$39,577			$39,051			$38,318			$39,064			$38,220

Net interest income (FTE)		$272			$269			$275			$1,076			$1,105
Taxable Equivalent Adjustment(1)		5			6			5			20			19

Total core deposits	$25,284	$9	0.15%	$24,656	$9	0.14%	$24,018	$7	0.12%	$24,564	$35	0.14%	$23,545	$27	0.11%
Total transactional deposits	11,201	-	0.02%	10,826	-	0.01%	10,534	-	0.02%	10,757	2	0.01%	10,030	2	0.02%
Total deposits	28,799	17	0.24%	28,618	17	0.24%	27,906	14	0.20%	28,356	66	0.23%	27,414	53	0.19%

Tax equivalent net interest rate spread			2.87%			2.88%			3.02%			2.92%			3.14%
Tax equivalent net interest rate margin			2.98%			2.98%			3.11%			3.01%			3.23%

(1)	Tax equivalent interest income is calculated using a 35% tax rate.
(2) Includes nonaccrual loans.
(3)	Includes debt securities, collateralized loan obligations, asset-backed securities, FHLB and FRB common stock, and other investment securities.

First Niagara Financial Group, Inc.
Allowance for Loans and Lease Losses & Asset Quality
(in thousands)
	2015				2014		For year ending
	Fourth	Third	Second	First	Fourth	Third	December 31,	December 31,
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2015	2014

Beginning balance	$238,700	$235,600	$231,138	$234,251	$222,753	$219,426	$234,251	$209,274
Net loan (charge-offs) recoveries:
Commercial real estate	$(1,476)	$(2,686)	$(5,525)	$(5,825)	$(2,008)	$(2,259)	$(15,512)	$(8,247)
Commercial business	(10,441)	(6,286)	(3,513)	(4,178)	(12,650)	(3,148)	(24,418)	(26,731)
Residential real estate	(94)	(230)	(197)	(266)	(476)	(102)	(787)	(1,104)
Home equity	(723)	(1,056)	(1,367)	(1,526)	(1,406)	(1,131)	(4,672)	(6,876)
Indirect auto	(2,122)	(1,743)	(1,342)	(1,226)	(2,241)	(1,621)	(6,433)	(7,403)
Credit cards	(2,450)	(2,215)	(2,522)	(2,450)	(2,464)	(2,726)	(9,637)	(11,164)
Other consumer	(1,758)	(1,952)	(1,528)	(1,807)	(1,457)	(1,986)	(7,045)	(6,698)
Total net loan charge-offs	$(19,064)	$(16,168)	$(15,994)	$(17,278)	$(22,702)	$(12,973)	$(68,504)	$(68,223)
Provision for loan losses	22,400	19,268	20,456	14,165	34,200	16,300	76,289	93,200
Ending balance	$242,036	$238,700	$235,600	$231,138	$234,251	$222,753	$242,036	$234,251

Supplemental information
Allowance to loans	1.01%	1.01%	1.01%	1.00%	1.02%	0.98%	1.01%	1.02%
Allowance for originated loans to originated loans(1)	1.12%	1.13%	1.15%	1.15%	1.18%	1.16%	1.12%	1.18%

Net charge-offs (recoveries) to average loans (annualized)
Commercial real estate	0.07%	0.13%	0.27%	0.29%	0.10%	0.11%	0.19%	0.10%
Commercial business	0.70%	0.42%	0.24%	0.29%	0.87%	0.22%	0.41%	0.48%
Total commercial loans	0.33%	0.25%	0.26%	0.28%	0.42%	0.16%	0.28%	0.26%
Residential real estate	0.01%	0.03%	0.02%	0.03%	0.06%	0.01%	0.02%	0.03%
Home equity	0.09%	0.14%	0.18%	0.21%	0.19%	0.16%	0.16%	0.24%
Indirect auto	0.36%	0.30%	0.24%	0.22%	0.42%	0.33%	0.28%	0.40%
Credit cards	3.21%	2.90%	3.32%	3.16%	3.13%	3.49%	3.14%	3.57%
Other consumer	2.81%	3.06%	2.35%	2.63%	2.06%	2.77%	2.71%	2.31%
Total consumer loans	0.31%	0.32%	0.31%	0.33%	0.36%	0.35%	0.31%	0.38%
Total loans	0.32%	0.28%	0.28%	0.30%	0.40%	0.23%	0.29%	0.31%

Net charge-offs (recoveries) of originated loans to average originated loans (annualized)(1)
Commercial real estate	0.08%	0.14%	0.31%	0.24%	0.06%	0.13%	0.19%	0.10%
Commercial business	0.72%	0.44%	0.25%	0.31%	0.93%	0.24%	0.43%	0.51%
Total commercial loans	0.36%	0.27%	0.28%	0.27%	0.44%	0.18%	0.29%	0.28%
Residential real estate	0.02%	0.04%	0.04%	0.05%	0.09%	0.02%	0.04%	0.06%
Home equity	0.14%	0.14%	0.17%	0.16%	0.15%	0.17%	0.15%	0.17%
Indirect auto	0.36%	0.30%	0.24%	0.22%	0.42%	0.33%	0.28%	0.40%
Credit cards	3.21%	2.90%	3.32%	3.16%	3.13%	3.49%	3.14%	3.57%
Other consumer	2.81%	3.06%	2.35%	2.63%	2.06%	2.77%	2.71%	2.31%
Total consumer loans	0.39%	0.38%	0.37%	0.38%	0.44%	0.45%	0.38%	0.48%
Total loans	0.37%	0.31%	0.31%	0.31%	0.44%	0.27%	0.32%	0.34%

Nonperforming loans:
Originated(1):
Commercial real estate	$44,438	$54,699	$60,021	$65,655	$53,164	$57,340	$44,438	$53,164
Commercial business	56,382	45,389	42,979	54,506	45,201	36,939	56,382	45,201
Residential real estate	31,513	32,455	32,877	32,791	33,652	36,113	31,513	33,652
Home equity	35,561	34,191	27,092	26,163	23,749	23,392	35,561	23,749
Indirect auto	15,131	13,795	13,066	13,399	12,616	11,890	15,131	12,616
Other consumer	5,201	5,047	4,917	5,065	5,140	5,134	5,201	5,140
Total originated nonperforming loans	188,226	185,576	180,952	197,579	173,522	170,808	188,226	173,522
Total acquired nonperforming loans(2)	25,335	25,365	26,553	30,236	30,223	28,611	25,335	30,223
Total nonperforming loans	213,561	210,941	207,505	227,815	203,745	199,419	213,561	203,745
Real estate owned	16,063	18,359	17,397	19,128	20,541	20,261	16,063	20,541
Total nonperforming assets(3)	$229,624	$229,300	$224,902	$246,943	$224,286	$219,680	$229,624	$224,286

Accruing troubled debt restructurings (TDR)	$62,630	$60,941	$64,643	$64,401	$67,102	$69,199	$62,630	$67,102
Loans 90 days past due still accruing(4)	67,718	69,879	78,279	87,213	93,903	108,615	67,718	93,903
Total classified loans(5)	602,912	591,771	592,148	615,518	609,316	649,320	602,912	609,316
Total criticized loans(6)	$944,779	$858,243	$938,951	$990,656	$1,041,050	$1,089,851	$944,779	$1,041,050

Total nonperforming loans to loans	0.89%	0.89%	0.89%	0.99%	0.88%	0.88%	0.89%	0.88%
Total nonperforming originated loans to originated loans(1)	0.89%	0.90%	0.91%	1.01%	0.90%	0.91%	0.89%	0.90%
Total nonperforming assets to loans and real estate owned	0.95%	0.97%	0.96%	1.07%	0.97%	0.96%	0.95%	0.97%
Total nonperforming assets to assets	0.58%	0.58%	0.58%	0.63%	0.58%	0.58%	0.58%	0.58%
Allowance to nonperforming loans	113.3%	113.2%	113.5%	101.5%	115.0%	111.7%	113.3%	115.0%

Originated loans(1)	$21,101,040	$20,591,532	$19,929,719	$19,528,609	$19,295,553	$18,841,896	$21,101,040	$19,295,553
Acquired loans(7)	2,998,530	3,138,568	3,517,525	3,681,354	3,834,931	4,028,091	2,998,530	3,834,931
Credit related discount on acquired loans(8)	(61,644)	(63,901)	(78,827)	(91,689)	(93,102)	(100,138)	(61,644)	(93,102)
Total Loans	$24,037,926	$23,666,199	$23,368,417	$23,118,274	$23,037,382	$22,769,849	$24,037,926	$23,037,382

(1)	Originated loans represent total loans excluding acquired loans.
(2)	Nonperforming acquired loans include certain lines of credit that are considered nonaccruing.
(3)	Does not include a $5.5 million nonperforming loan that was classified as held for sale at March 31, 2015, which was sold and for which we received the proceeds on April 2, 2015.
(4)	Includes acquired loans that were originally recorded at fair value upon acquisition, credit card loans, and loans that have matured which are in the process of collection.
(5)	Includes consumer loans, which are considered classified when they are 90 days or more past due. Classified loans include substandard, doubtful, and loss, which are consistent with regulatory definitions, and as described in Item 1, "Business", under the heading "Asset Quality Review" in our Annual Report on 10-K for the year ended December 31, 2014.
(6)	Criticized loans includes consumer loans when they are 90 days or more past due. Criticized loans include special mention, substandard, doubtful, and loss.
(7)	Represents the carrying value of acquired loans plus the principal not expected to be collected.
(8)	Represent principal on acquired loans not expected to be collected.

	First Niagara Financial Group, Inc.
	Key Statistics
(Risk weighted assets in millions; share counts in thousands)

		2015				2014
		December 31,	September 30,	June 30,	March 31,	December 31,	September 30,

	First Niagara Financial Group, Inc. capital ratios(1)(2):
	Tier 1 risk based capital	10.08%	10.05%	10.03%	10.02%	9.81%	9.82%
	Total risk based capital	12.01%	11.97%	11.96%	11.95%	11.75%	11.75%
	Common equity tier 1 capital	8.55%	8.52%	8.50%	8.48%	N/A	N/A
	Tier 1 common capital(3)	N/A	N/A	N/A	N/A	8.20%	8.19%
	Leverage	7.62%	7.66%	7.60%	7.56%	7.50%	7.34%
	Equity to assets	10.34%	10.50%	10.55%	10.60%	10.62%	10.79%
	Tangible common equity to tangible assets(3)	6.21%	6.32%	6.32%	6.34%	6.30%	6.39%
	Total risk weighted assets	$28,881	$28,716	$28,445	$28,152	$28,186	$27,729

	First Niagara Bank, N.A capital ratios(1)(2):
	Tier 1 risk based capital	10.65%	10.67%	10.66%	10.65%	10.48%	10.41%
	Total risk based capital	11.55%	11.56%	11.54%	11.53%	11.37%	11.27%
	Common equity tier 1 capital	10.65%	10.67%	10.66%	10.65%	N/A	N/A
	Leverage	8.05%	8.12%	8.07%	8.03%	8.01%	7.78%
	Total risk weighted assets	$28,813	$28,632	$28,359	$28,068	$28,146	$27,686

	Number of branches	392	394	394	394	411	411
	Full time equivalent employees	5,428	5,397	5,364	5,322	5,572	5,768

	Share information and per share metrics:
	Common shares outstanding	354,762	354,788	354,890	353,717	353,388	355,423
	Preferred shares outstanding	14,000	14,000	14,000	14,000	14,000	14,000
	Treasury shares	11,240	11,214	11,112	12,285	12,614	10,579
	Market price (NASDAQ: FNFG):	$10.85	$10.21	$9.44	$8.84	$8.43	$8.33
	Book value per common share(4)	10.78	10.82	10.77	10.80	10.71	10.72
	Tangible book value per common share(3)(4)	6.81	6.84	6.77	6.78	6.67	6.66
	Price/Book	100.65%	94.36%	87.65%	81.85%	78.71%	77.71%
	Price/Tangible book(1)	159.32%	149.27%	139.44%	130.38%	126.39%	125.08%
	Common stock dividends	$0.08	$0.08	$0.08	$0.08	$0.08	$0.08
	Preferred stock dividends	0.54	0.54	0.54	0.54	0.54	0.54
	Dividend payout ratio	66.67%	53.33%	53.33%	66.67%	47.06%	N/M
	Dividend yield (annualized)	2.93%	3.11%	3.40%	3.67%	3.77%	3.81%

N/M	Not meaningful.
	(1)	Represents an estimate as of December 31, 2015. All preceding quarters represent actual amounts.
	(2)	Basel III Transitional rules became effective for us on January 1, 2015. Ratios and amounts presented prior to March 31, 2015 are calculated under Basel I rules. As of March 31, 2015, the ratios presented are calculated under the Basel III Standardized Transitional Approach. Common equity tier 1 capital under Basel III replaced Tier 1 common capital under Basel I. Prior to Basel III becoming effective on January 1, 2015, tier 1 common capital under Basel I was a non-GAAP financial measure.
	(3)	The tables in this earnings release present computation of earnings and certain other ratios using non-GAAP financial measures, which we believe provide investors with information that is useful in understanding our financial performance and position. See Appendix A for further detail.
	(4)	Share count excludes unallocated ESOP shares prior to January 1, 2015 and unvested restricted stock shares.

First Niagara Financial Group, Inc.
Appendix A - Non-GAAP Reconciliation
(in thousands, except per share amounts)

	2015				2014		For year ending
	Fourth	Third	Second	First	Fourth	Third	December 31,	December 31,
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2015	2014
Financial ratios computed on an operating basis(1):
Earnings per basic share	$0.16	$0.15	$0.15	$0.15	$0.15	$0.19	$0.61	$0.71
Earnings per diluted share	$0.15	$0.15	$0.15	$0.15	$0.15	$0.19	$0.61	$0.70
Weighted average shares outstanding - basic(2)	351,306	351,293	351,126	350,741	350,444	350,381	351,119	350,237
Weighted average shares outstanding - diluted(2)	353,797	353,248	352,791	352,621	352,152	351,898	353,040	351,750
Noninterest income as a percentage of net revenue(3)	25.12%	24.05%	24.76%	23.83%	22.24%	21.62%	24.45%	22.22%
Pre-tax, pre-provision income	108,531	101,501	101,818	101,667	98,714	99,210	413,517	415,569
Pre-tax, pre-provision income per diluted share	$0.31	$0.29	$0.29	$0.29	$0.28	$0.28	$1.17	$1.18
Pre-tax, pre-provision return on average assets	1.09%	1.03%	1.05%	1.07%	1.02%	1.02%	1.06%	1.09%
Net interest margin(4)	2.98%	2.98%	3.02%	3.07%	3.11%	3.21%	3.01%	3.23%
Interest yield on average loans(4)	3.65%	3.64%	3.73%	3.75%	3.78%	3.80%	3.69%	3.86%
Rate paid on interest-bearing liabilities	0.51%	0.50%	0.49%	0.48%	0.45%	0.44%	0.49%	0.44%
Efficiency ratio	69.5%	70.7%	70.9%	70.5%	71.5%	71.5%	70.4%	70.2%
Effective tax rate	26.6%	26.0%	24.7%	30.0%	3.7%	10.3%	26.9%	12.7%
Return on average assets	0.63%	0.61%	0.63%	0.65%	0.63%	0.76%	0.63%	0.73%
Return on average equity	6.00%	5.78%	5.90%	6.12%	5.82%	5.76%	5.95%	5.77%
Return on average tangible equity(5)	9.05%	8.73%	8.94%	9.30%	8.85%	11.35%	9.00%	10.80%
Return on average common equity	5.75%	5.51%	5.63%	5.85%	5.54%	5.54%	5.68%	5.54%
Return on average tangible common equity(6)	9.07%	8.72%	8.94%	9.34%	8.85%	11.73%	9.01%	11.08%

Reconciliation of noninterest expense on operating basis to reported noninterest expense(1):
Total noninterest expense on operating basis (Non-GAAP)	$247,419	$245,433	$247,899	$243,521	$248,246	$249,461	$984,272	$980,202
Restructuring charges	3,378	-	-	17,517	9,066	2,364	20,895	21,786
Goodwill impairment	-	-	-	-	-	1,100,000	-	1,100,000
Deposit account remediation	-	-	-	-	(23,000)	45,000	-	22,000
Merger and acquisition integration expenses	14,198	-	-	-	-	-	14,198	-
Total reported noninterest expense (GAAP)	$264,995	$245,433	$247,899	$261,038	$234,312	$1,396,825	$1,019,365	$2,123,988

Reconciliation of net operating income to net income(1):
Net operating income (Non-GAAP)	$62,813	$60,482	$61,010	$62,246	$60,697	$74,009	$246,551	$279,136
Nonoperating income and expenses, net of tax:
Restructuring charges	2,094	-	-	10,861	6,364	1,555	12,955	16,264
Goodwill impairment	-	-	-	-	-	963,267	-	963,267
Deposit account remediation	-	-	-	-	(14,734)	29,233	-	14,499
Merger and acquisition integration expenses	9,919	-	-	-	-	-	9,919	-
Total nonoperating expenses, net of tax	12,013	-	-	10,861	(8,370)	994,055	22,874	994,030
Net income (loss) (GAAP)	$50,800	$60,482	$61,010	$51,385	$69,067	$(920,046)	$223,677	$(714,894)

Reconciliation of net operating income available to common stockholders to net income available to common stockholders(1):
Net operating income available to common stockholders (Non-GAAP)	$55,266	$52,935	$53,463	$54,699	$53,150	$66,462	$216,363	$248,948
Nonoperating income and expenses, net of tax:
Restructuring charges	2,094	-	-	10,861	6,364	1,555	12,955	16,264
Goodwill impairment	-	-	-	-	-	963,267	-	963,267
Deposit account remediation	-	-	-	-	(14,734)	29,233	-	14,499
Merger and acquisition integration expenses	9,919	-	-	-	-	-	9,919	-
Total nonoperating income and expenses, net of tax	12,013	-	-	10,861	(8,370)	994,055	22,874	994,030
Net income (loss) available to common stockholders (GAAP)	$43,253	$52,935	$53,463	$43,838	$61,520	$(927,593)	$193,489	$(745,082)

Computation of pre-tax,pre-provision income:
Net interest income	$266,549	$263,491	$263,110	$262,944	$269,783	$273,279	$1,056,094	$1,085,621
Noninterest income	89,401	83,443	86,607	82,244	77,177	75,392	341,695	310,150
Noninterest expense	(264,995)	(245,433)	(247,899)	(261,038)	(234,312)	(1,396,825)	(1,019,365)	(2,123,988)
Pre-tax, pre-provision income (loss) (GAAP)	90,955	101,501	101,818	84,150	112,648	(1,048,154)	378,424	(728,217)
Add back: non-operating noninterest expenses (1)	17,576	-	-	17,517	(13,934)	1,147,364	35,093	1,143,786
Pre-tax, pre-provision income (Non-GAAP)(1)	$108,531	$101,501	$101,818	$101,667	$98,714	$99,210	$413,517	$415,569

(1)	Noninterest expense on an operating basis, net operating income, and pre-tax, pre-provision income on an operating basis are non-GAAP measures that we believe provide meaningful comparisons of our underlying operational performance and facilitates investors' assessments of business and performance trends in comparison to others in the financial services industry. In addition, we believe exclusion of these nonoperating items enables management to perform a more effective evaluation and comparison of our results and to assess performance in relation to our ongoing operations.
(2)	Share count excludes unallocated ESOP shares and unvested restricted stock shares.
(3)	Net revenue is comprised of net interest income and noninterest income.
(4)	Yields and rates calculated on a tax equivalent basis.
(5)	Tangible equity is a non-GAAP measure and excludes goodwill and other intangibles.
(6)	Tangible common equity is a non-GAAP measure and excludes goodwill and other intangibles as well as preferred stock.

First Niagara Financial Group, Inc.
Appendix A - Non-GAAP Reconciliation (Cont.)
(in thousands, except per share amounts)

	2015				2014		For year ending
	Fourth	Third	Second	First	Fourth	Third	December 31,	December 31,
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2015	2014
Computation of Ending Tangible Assets:
Total assets	$39,918,386	$39,413,181	$39,063,543	$38,907,479	$38,551,038	$37,972,042	$39,918,386	$38,551,038
Less: Goodwill and other intangibles	(1,396,227)	(1,400,199)	(1,404,201)	(1,410,800)	(1,417,005)	(1,423,437)	(1,396,227)	(1,417,005)
Tangible assets	$38,522,159	$38,012,982	$37,659,342	$37,496,679	$37,134,033	$36,548,605	$38,522,159	$37,134,033

Computation of Average Tangible Assets:
Total assets	$39,576,697	$39,051,359	$38,913,219	$38,706,545	$38,317,930	$38,591,115	$39,064,310	$38,219,967
Less: Goodwill and other intangibles	(1,398,122)	(1,402,138)	(1,407,946)	(1,413,765)	(1,420,119)	(2,514,581)	(1,405,441)	(2,248,958)
Tangible assets	$38,178,575	$37,649,221	$37,505,273	$37,292,780	$36,897,811	$36,076,534	$37,658,869	$35,971,009

Computation of Ending Tangible Equity:
Total stockholders' equity	$4,126,328	$4,139,377	$4,121,125	$4,125,246	$4,092,758	$4,095,703	$4,126,328	$4,092,758
Less: Goodwill and other intangibles	(1,396,227)	(1,400,199)	(1,404,201)	(1,410,800)	(1,417,005)	(1,423,437)	(1,396,227)	(1,417,005)
Tangible equity	$2,730,101	$2,739,178	$2,716,924	$2,714,446	$2,675,753	$2,672,266	$2,730,101	$2,675,753

Computation of Ending Tangible Common Equity:
Total stockholders' equity	$4,126,328	$4,139,377	$4,121,125	$4,125,246	$4,092,758	$4,095,703	$4,126,328	$4,092,758
Less: Goodwill and other intangibles	(1,396,227)	(1,400,199)	(1,404,201)	(1,410,800)	(1,417,005)	(1,423,437)	(1,396,227)	(1,417,005)
Less: Preferred stockholders' equity	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)
Tangible common equity	$2,392,099	$2,401,176	$2,378,922	$2,376,444	$2,337,751	$2,334,264	$2,392,099	$2,337,751

Computation of Average Tangible Equity:
Total stockholders' equity	$4,152,977	$4,149,635	$4,145,334	$4,127,743	$4,141,141	$5,100,494	$4,144,007	$4,833,663
Less: Goodwill and other intangibles	(1,398,122)	(1,402,138)	(1,407,946)	(1,413,765)	(1,420,119)	(2,514,581)	(1,405,441)	(2,248,958)
Tangible equity	$2,754,855	$2,747,497	$2,737,388	$2,713,978	$2,721,022	$2,585,913	$2,738,566	$2,584,705

Computation of Average Tangible Common Equity:
Total stockholders' equity	$4,152,977	$4,149,635	$4,145,334	$4,127,743	$4,141,141	$5,100,494	$4,144,007	$4,833,663
Less: Goodwill and other intangibles	(1,398,122)	(1,402,138)	(1,407,946)	(1,413,765)	(1,420,119)	(2,514,581)	(1,405,441)	(2,248,958)
Less: Preferred stockholders' equity	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)
Tangible common equity	$2,416,853	$2,409,495	$2,399,386	$2,375,976	$2,383,020	$2,247,911	$2,400,564	$2,246,703

Computation of Tier 1 Common Capital:
Tier 1 capital	N/A	N/A	N/A	N/A	$2,764,117	$2,722,685	N/A	$2,764,117
Less: Qualifying restricted core capital elements	N/A	N/A	N/A	N/A	(113,785)	(113,556)	N/A	(113,785)
Less: Perpetual non-cumulative preferred stock	N/A	N/A	N/A	N/A	(338,002)	(338,002)	N/A	(338,002)
Tier 1 common capital (Non-GAAP)	N/A	N/A	N/A	N/A	$2,312,330	$2,271,127	N/A	$2,312,330

First Niagara Contacts

Investors: Ram Shankar
Senior Vice President,
Investor Relations
(716) 270-8623
ram.shankar@fnfg.com

News Media: David Lanzillo
Senior Vice President,
Corporate Communications
(716) 819-5780
david.lanzillo@fnfg.com